UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7030 Park Centre Dr., Salt Lake City, Utah       84121
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On Thursday, June 11, 2009, Dynatronics Corporation (the “Company”) entered into written employment agreements with Kelvyn H. Cullimore (“Cullimore”) and Larry K. Beardall (“Beardall”).  Cullimore is the Chief Executive Officer and President of the Company and Beardall is Executive Vice President of Sales and Marketing.  Each agreement has an effective date of March 1, 2009 and a termination date of December 31, 2009.  It is the intention of the Company and the executives that these agreements will be replaced prior to their expiration by new long-term agreements with each executive. Certain terms of the agreements are outlined below. The agreements were approved by the Compensation Committee of the Company’s Board of Directors.

Cullimore Agreement

Compensation payable to Cullimore under his agreement includes (1) base salary of $166,250 per year, with a five percent increase in the base salary on July 1 of each year, (2) a quarterly bonus equal to four percent of the Company’s “pre-tax operating profits,” defined by the agreement as the income of the Company before taxes and shall exclude extraordinary items such as the gain on the sale of assets or the recognition of gains or losses not associated with operations. The Compensation Committee is granted the authority under the agreement to determine whether any element of income or revenue will be included in the calculation of pre-tax operating profit for purposes of the agreement.  The quarterly bonus is payable within 45 days of the last day of the fiscal first, second and third quarters and within 60 days of the last day of the fiscal fourth quarter of the Company. (3) retirement, welfare and other employee benefit plan participation on the same terms as other executive employees of the Company.  In addition, the Company will continue to provide the executive with certain fringe benefits, including, (i) use of a luxury class Company vehicle or a corresponding automobile allowance, including the payment of gas, oil, maintenance and insurance in connection with such vehicle or allowance, as the case may be, (ii) life insurance benefit with a minimum face value of $100,000, with premiums paid by the Company, (iii) additional disability insurance benefits paid by the Company at levels not less than currently provided by group and individual policies in effect as of the effective date of the agreement, and (iv) a term life insurance policy in the face amount of $750,000 with Executive as owner of the policy and beneficiaries as designated by executive.  The executive also retains the stock options previously issued by the Company with no change in the vesting, exercise price, termination date or other provisions of those awards.  No new stock awards are contemplated by the agreement.

The agreement contains a change in control provision.  Under this provision, the Company is obligated to make certain payments to the executive in the event of or in connection with a transaction resulting in a change in control of the Company.  “Change in control” as defined by the agreement is defined primarily as a transaction resulting in a change of beneficial ownership of the Company's voting securities of a nature that would be required to be reported pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any similar item on a successor or revised form.  In addition, for purposes of the agreement, a change in control is deemed to occur upon any of the following:

•
Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; or

•
During any period of three (3) consecutive years, the individuals who at the beginning of such period constituted the board of directors of the Company, together with certain other “approved directors” elected during such period, cease for any reason to constitute at least a majority of the board; or

•	The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Payments to the executive in the event of a change in control include the following:

•
A bonus of $200,000 for his efforts in facilitating the transaction resulting in the change in control.  In the event of a sale of a substantial portion of the business that does not result in a change in control, the Company will pay the executive a bonus of $100,000.  The bonus is payable within thirty days of the closing of the transaction or, if the change in control is effected within six months of termination of the executive’s employment without cause then executive will be entitled to this bonus payment within thirty days of the closing of the subsequent change in control transaction.

•
If (a) within six months after a change in control occurs the executive voluntarily terminates his employment with the Company or (b) within twelve months after a change in control or a company acquisition occurs, the executive's employment is terminated either (1) by the Company for any reason other than (A) for cause, (B) as a result of the executive's death or disability, or (C) as a result of the executive's retirement in accordance with the Company's general retirement policies, or (2) by the executive for “good reason” as defined in the agreement, then:

▪
The Company will be required to pay executive an amount in cash equal to (1) one and one-half times the annual base salary of executive at the time of such termination and (2) one and one-half times the average quarterly bonus paid by the Company to executive over the previous three complete fiscal years.  Half of this amount will be paid within thirty days after termination and the balance will be paid ratably over the subsequent six months; and

▪
The Company will be required to maintain in full force and effect for eighteen months after termination, all employee health and medical benefit plans and programs including, without limitation, the executive’s 401(k) Plan, in which the executive, his family, or both, were participants immediately prior to termination; provided that such continued participation is possible under the general terms and provisions of such plans and programs; provided, however, that if the executive becomes eligible to participate in a health and medical benefit plan or program of another employer which confers substantially similar benefits, the executive will cease to receive benefits in respect of the Company’s plan or program; and

▪
all of the executive’s options and other stock awards and similar rights granted by the Company to the executive, if any, shall immediately and entirely vest and shall be immediately delivered to the executive without restriction or limitation of any kind (except for normal transfer restrictions);  and

▪
the Company will transfer to the executive the unencumbered title to either (i) the Company-owned vehicle used by the executive at the time of termination, or (ii) a vehicle of substantially similar market value.

The executive is bound by a covenant not to compete and a covenant of confidentiality and non-disclosure during and for a period of two years following termination of his employment.

Beardall Agreement

The terms of Beardall’s agreement regarding change of control, benefits, bonus and other payments are identical to the terms of Cullimore’s agreement.  Beardall’s base salary is $152,000 annually.  The agreement also provides for a five percent increase in the base salary on July 1 of each year.

Item 9.01          Financial Statements and Exhibits.

           (d)   Exhibits. The following exhibits are filed with this Report on Form 10-K as required by Item 601(10) of Regulation S-K.

10.1          Employment Agreement (Cullimore)

10.2          Employment Agreement (Beardall)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chief Executive Officer and President

Date:  June 16, 2009